Exhibit 99.1

Arcadia Biosciences (RKDA) Announces Strong Second-Quarter and First-Half 2022 Financial Results and Business Highlights

– Revenue increased 175% from Q2 2021 –

– GoodWheatTM pasta successfully launched in retail and online –

– $2M milestone achievement recognized for HB4® soybean approval in China –

DAVIS, Calif. (August 11, 2022) – Arcadia Biosciences, Inc.® (Nasdaq: RKDA), a producer and marketer of innovative, plant-based health and wellness products, today released its financial and business results for the second quarter and first half of 2022.

“We’re thrilled with this record-breaking quarter, but we are just getting started,” said Stan Jacot, president and CEO of Arcadia Biosciences, who was also recently named to Arcadia’s board of directors. “We continue to simplify and wind-down non-core businesses to focus on core brands. With our successful national launch of GoodWheatTM pasta both in retail and online, and growth opportunities in Zola® and ProVaultTM, we anticipate a bright future.”

Arcadia is also introducing Project Greenfield, a 3-year plan to unlock the company’s potential and create a path to profitability. “Project Greenfield aligns the company’s resources around solid, achievable goals to drive shareholder value, including GoodWheat’s retail expansion, driving growth of our core brands and partnerships, as well as maintaining an agile organization to cultivate next generation wellness products that make every body feel good, inside and out,” said Jacot.

Arcadia Biosciences, Inc.

Financial Snapshot

(Unaudited)

($ in thousands)

	Three Months Ended June 30,				Six Months Ended June 30,
	2022	2021	Favorable / (Unfavorable)		2022	2021	Favorable / (Unfavorable)
			$	%			$	%
Total revenues	3,858	1,405	2,453	175%	7,078	2,234	4,844	217%
Total operating expenses	7,641	9,088	1,447	16%	15,484	15,243	(241)	(2)%
Loss from operations	(3,783)	(7,682)	3,899	51%	(8,406)	(13,009)	4,603	35%
Net loss attributable to common stockholders	(3,777)	(5,261)	1,484	28%	(8,265)	(3,202)	(5,063)	(158)%

More detailed financial statements are included in the Form 8-K filed today, available in the Investors section of the company’s website under SEC Filings.

Revenues

In the second quarter of 2022, revenues were $3.9 million, compared to $1.4 million in the second quarter of 2021 – a $2.5 million increase driven primarily by sales of Zola coconut water and body care products. Revenues for the first half of 2022 were $7.1 million, compared to $2.2 million in the first half of 2021, driven by the same factors as well as GoodWheat grain sales, the majority of which were completed in the first quarter of 2022.

Arcadia achieved a $2 million milestone from Bioceres in the second quarter as a result of the HB4® soybean approval in China. Based on accounting guidance, $862,000 was recognized as license revenue and the remaining $1.1 million was recognized as a gain on the 2020 sale to Bioceres of Arcadia’s interest in the Verdeca joint venture.

Operating Expenses

In the second quarter of 2022, operating expenses were $7.6 million compared to $9.1 million in the second quarter of 2021, and the first half of 2022 operating expenses were $15.5 million compared to $15.2 million in the first half of 2021.

Cost of product revenues in the second quarter of 2022 were $3.5 million, or $1.9 million higher than the second quarter of 2021, primarily driven by costs associated with sales of Zola, body care and GoodWheat, in addition to inventory write-downs of $1.0 million, while the second quarter of 2021 included inventory write-downs of $720,000. Cost of product revenues for the first half of 2022 were $6.9 million, or $4.5 million higher than in the first half of 2021, primarily driven by costs related to sales of the wellness product lines as well as GoodWheat, in addition to inventory write-downs of $1.4 million, while the second half of 2021 included inventory write-downs of $880,000.

Research and development (R&D) spending decreased by $772,000 and $1.5 million for the three and six months ended June 30, 2022, respectively, compared to the same periods in 2021, as a result of the company’s focus on commercialization, which has led to lower employee-related expenses, and research-related activity costs.

General and administrative (SG&A) costs for the three and six months ended June 30, 2022 were $1.7 million and $1.4 million lower than in the three and six months ended June 30, 2021, respectively, primarily driven by lower employee expenses, lease expense and consulting fees, as well as the absence of acquisition fees in 2022.

Net Income Attributable to Common Stockholders

Net loss attributable to common stockholders for the second quarter of 2022 was $3.8 million, or $0.17 per share, a $1.5 million decrease from the $5.3 million, or $0.24 per share, net loss for the second quarter of 2021.

Net loss attributable to common stockholders for the first half of 2022 was $8.3 million, or $0.37 per share, a $5.1 million increase from the $3.2 million, or $0.15 per share, net loss for the second half of 2021. The remeasurement and sale of Bioceres stock in the first and second quarters of 2021 impacted net loss attributable to common stockholders significantly with a gain of $2.8 million and $10.2 million in second quarter and first half of 2021, respectively. No such gain was recorded in 2022.

Conference Call and Webcast

The company has scheduled a conference call for 4:30 p.m. Eastern (1:30 p.m. Pacific) today, August 11, to discuss second quarter financial results and key strategic achievements.

Interested participants can join the conference call using the following numbers:

U.S. Toll-Free Dial-In: +1-866-374-5140

International Dial-In: +1-404-400-0571

Passcode: 40534492

A live webcast of the conference call will be available on the “Investors” section of Arcadia’s website at www.arcadiabio.com. Following completion of the call, a recorded replay will be available on the company’s investor website.

About Arcadia Biosciences, Inc.

Since 2002, Arcadia Biosciences (Nasdaq: RKDA) has been innovating crops to provide high-value, healthy ingredients to meet consumer demands for healthier choices. With its roots in agricultural innovation, Arcadia cultivates next-generation wellness products that make every body feel good, inside and out. The company’s food, beverage and body care products include GoodWheat™, Zola® coconut water, ProVault™ topical pain relief and SoulSpring™ bath and body care. For more information, visit www.arcadiabio.com.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release and the accompanying conference call contain forward-looking statements about the company and its products, including statements relating to the company’s growth, financial success and commercialization of products. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the company’s and its partners’ and affiliates’ ability to develop and sell commercial products incorporating its traits; consumer acceptance of the company’s products; the company’s compliance with laws and regulations that impact the company’s business, including the sale of products containing CBD, and changes to such laws and regulations; the growth of the global wheat market; the company's ability to make acquisitions and execute on divestitures in accordance with its business strategy and effectively manage integration and the growth from acquisitions; the potential impact of COVID-19 on its business; and the company’s future capital requirements and ability to satisfy its capital needs. Further information regarding these and other factors that could affect the company’s financial results is included in filings the company makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” and additional information that will be set forth in its Form 10-K for the year ended December 31, 2021, and other filings. These forward-looking statements speak only as of the date hereof, and Arcadia Biosciences, Inc. undertakes no duty to update this information.

Arcadia Biosciences Contact:

T.J. Schaefer

ir@arcadiabio.com

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